Service Agreement

(Agreement No.:SinosatHKlBUSITRAl06/C001)

Service Provider:
Sinosat (Hong Kong) Ltd ("SinosatHK")
Address:	Room 2002,
	Sino Favour Centre
	1 On Yip Street
	Chai Wan, HK
Contact person:	Mr Ku Nqai
Mobile:	852	9200 7778
Office:	852	2876 2548
Fax:	852	25290331
Email:	kunqai~sinosathk.com

This Agreement is made on the _1_day of _Feb_, 2006.

SinosatHK agrees to offer and the Customer agrees to accept the following;

SERVICE DESCRIPTION

Product:

DVB/IP, SCPC

Description:

Transponder leasing

Contract Period:

1 Feb, 2006 30 July, 2006

Commencement Date:

End Date:

Monthly Recurring Charge:

SERVICE CHARGE DETAILS

Service	Amount
DVB (18Mbps)/IP	$27,750
SCPC	$23,497
TOTAL	$51,247

NB: All charges in USD unless otherwise stated

NB: All charges in USD unless otherwise stated

1

Remarks:

1.

Unless otherwise stated, the Service does not include any PVC Link, IPLC and any other associated services and expenses.

2.

Please refer to Schedule 1 for more details.

Page 1 of6

dlf-sv

Customer:
Digital Network Alliance (HK) Limited
("Customer")
Address:	15/F, East Wing
Sincere Insurance Building
6 Hennessy Road
Wan Chai, HK
Contact person:	Mr Terence Ya
Mobile:
Office:
Fax:
Email:
I ::Nice	TOTAL I	Amount	I
Nil
...........	...................

One-Time Charge

Deposit:
I Months:	I	1	I	I TOTAL AMOUNT:	I	Waive	I

BilLING & PAYMENT INFORMATION

Attention:	Mr Terrence Yap
Mobile:
Office:	(852) 3104 9012
Fax:	(852) 31049011
Email:

Remarks:

1.

The Customer shall pay SinosatHK the Monthly Service Charges within 7 days after the issue date of SinosatHK' Bills. All Monthly Service Charges shall be paid in advance on or before the yth of each month.

2.

Any charges not paid when due will accrue interest at the rate of 2% per month, compounded monthly from the due date until payment is received in full by SinosatHK. SinosatHK shall have the right to suspend the Service with a short notice to the Customer if any payment to SinosatHK under the terms of this Agreement is not paid within 30 days after the Due Date. The parties agree that SinosatHK shall not be liable to any loss, cost or damages suffered by the Customer resulting from such suspension.

3.

All Service Charges shall not include Tax and applicable bank charges for the transfer of payments. The Customer shall be responsible for such costs involved.

TECHNICAL INFORMATION

Site 1 - HonQ KonQ

Company Name:	Sinosat (HonQ Kong) Ltd.	Site Address:
Tel:	00852-21109122	Room 2002, Sino Favour Centre, 1 On Yip Street, Chai Wan Hong
Fax:	00852-21109125	Kong
Technical Contact: Ken Li or Jason Xu
Emall :

Site 2-

Company Name:	Site Address:
Tel:
Fax:
Technical Contact:
Email:

Page 2 of6

n!' cr~

Account Name:

Account Number:

Bank:

Address:

SWIFT Code:

SinosatHK details:

SERVICE LEVEL GUARANTEE

1.

SinosatHK shall guarantee that satellite circuit availability will be 99.5% with a bit error rate (BER) of less than 1 X1 0.7 with the exception of planned downtime and certain conditions that are beyond the control of SinosatHK.

2.

SinosatHK shall provide 7X24 hours technical support for satellite.

3.

SinosatHK shall not be responsible for connections to the availability of third party networks or System connected to the network of SinosatHK.

Customer's Responsibilities

1.

Local License. Customer agrees to acquire, obtain and validly maintain any government or other regulatory body licenses or approvals (as the case may be) necessary for the delivery of the Services in the Territory and shall indemnify and hold SinosatHK harmless against any cause of action or claim that may arise out of Customer's failure to obtain or maintain such licenses;

2.

Equipment. Customer shall be solely responsible for procuring, at its own cost and expense the equipment, software and facilities stipulated in the Schedule 1 that are required to enable connectivity to the Service. Customer shall also be solely responsible for the installation, operation and maintenance of such equipment, software and facilities;

3.

Transmission Plan. Full-Time Agreements. No later than ten (10) days prior to the Service Start Date, Customer shall provide SinosatHK with a Transmission Plan which complies with the Operational Requirements;

4.

Customer will be responsible to commit the bandwidth consumption for each month based on the schedule during the Service Term.

OTHER TERMS

1. Termination

A.

SinosatHK may terminate this and lor any other agreement or the Services in whole or in part immediately, If: (i) customer fails to make payment of any amount due under such Service Agreement and such amount remains unpaid within Seven (7) days after receiving from SinosatHK a notice of such nonpayment; or (ii) Customer fails to cease any other activity in violation of the Agreement within fifteen (15) days after receiving from SinosatHK a notice of such violation; or (Hi) SinosatHK or any SinosatHK group Company terminates for cause any other lease or Agreement that it may have with Customer.

B.

The provision of Services by SinosatHK under this Agreement is subject to a licence granted to SinosatHK by the OFTA or such other body and accordingly, It may be terminated by SinosatHK forthwith by notice in writing to the Customer in the event of such licence being refused, withdrawn or suspended and SinosatHK shall not in any event be liable to the Customer or to any other person for any loss or damage which may sustain arising out of this termination provided always that SinosatHK shall give to the Customer the maximum length of notice practicable in the then prevailing circumstances of any intended termination of this Agreement under this Clause.

Page 30[6

C.

This Agreement shall continue automatically after the expiry of the Service Term unless terminated by either party giving to the other party a 30days' prior written notice of termination that all accrued Fees up to the date of termination shall be duly paid.

2.

Governing law

The construction, interpretation and performance of this Agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong").

3.

limitation of liability

A.

Neither SinosatHK nor Customer shall be subject to any liability or responsibility for any cost, claim, damage or loss in connection with the provision or use of the Service under this Agreement, except to the extent that such cost, claim, damage or loss is occasioned by reason of gross negligence or willful misconduct on the part of SinosatHK, Customer or their respective agents or employees.

B.

In no event shall SinosatHK or Customer be liable in contract, tort (including negligence or breach of statutory duty) or otherwise for any loss (whether direct or indirect) of profits or business or any indirect or consequential loss whatsoever.

4.

Indemnity

A.

Each party shall indemnify and hold the other party, its officers, directors, employees and agents harmless from and against any and all claims, damages, liabilities, costs and expenses, arising from any breach of this Agreement by the indemnifying party.

B.

The Customer shall further indemnify and hold SinosatHK harmless against all claims for libel or infringement of copyright and intellectual property right or any other violation of law or regulation arising from the Transmission Material.

This Agreement shall include the document(s) as listed below. The Customer hereby confirms its acceptance to the terms and conditions of each of the following documents, which are incorporated herein by reference and formed part of this Agreement. In the event that there shall be any conflicts between the following documents and any of the express terms and conditions contained herein, the express terms and conditions contained herein shall prevail: SinosatHK's General Terms and Conditions for Satellite Services.

Page 4 of6

Each of the parties has duly executed (and delivered) this agreement as of this day of 1 Feb. 2006.

4.

By:

Name:

Title:

Date:

General Manaqer

5.

Mr Terence Yap

Title:

Director

Date:

Page 5 of6

ANNEX 1

Summary of Bandwidth Subscribed bv DNA (Dated 1 Feb. 2006 for SinosatHKlBUSITRAl06/C001)

This annex outlines all the charges listed in Contract No. SinosatHK/BUS/TRA/06/COOl including that of the supplemental agreements. It would be updated ITom time to time according to the changes of the services and would be attached to every supplemental agreement. In this connection, both parties agree to base on this annex for calculation and payment. Other terms and conditions remain unchanged.

		SCPC Return Channel
	Supporting Doc	Customer	Locations	Bandwidth	Expiry Term	Charge (US$)
		ill		(Kbps)
SinosatHK/BUSfI'RA/06/COO 1		Bali		1536	Monthly	3,525.00
SinosatHK/BUSfI'RA/06/COO 1		Beroo-gold	Mongolia	512/512	Monthly	2,350.00
			Domestic
SinosatHK/BUS!I'RA/06/COO 1		Aceh		320	Monthly	734.38
SinosatHK/B USfI'RA/06/COO I		Ind-Kupang		64	Monthly	146.88
SinosatHK/BUS!I'RA/06/COO 1		Mongolia3	Mongolia	128/128	Monthly	587.50
			Domestic
SinosatHK/B USfI'RA/06/COO 1		IND-SRBY		512	Monthly	1,175.00
SinosatHK/BUSfI'RA/06/COO 1		Transtel-		512/128	Monthly	1,468.75
		SCPC-006
SinosatHK/B USrrRAJ06/COO 1		Circlecom		1664/640	Monthly	5,287.50
SinosatHK/BUSfI'RA/06/COO I		Xways-OOI		136/160	Monthly	679.30
SinosatHK/BUSfI'RA/06/COO I		Palamrka		64	Monthly	146.88
SinosatHK/BUSfI'RA/06/COO 1		Magicnet_		64/64	Monthly	293.75
		BGC
SinosatHK/BUSfI'RA/06/COO 1		Sanwar-		128/128	Monthly	587.50
		SCPC-008
SinosatHK./BUSfI'RA/06/COO I		DKEcom		1711/1128	Monthly	6,515.28
1	TOTAL BANDWIDTH			10,303Kbps (1O.062Mbps)
2	TOTAL MONTHLY CHARGE					23,497.72

NB: Upon the expiry of the Service Period, the Services shall be automatically renewed on a monthly basis except for the basic DVB Carrier service which is to be renewed according to prior approval by both parties.

/7Y ~~~

Char e US$) $27 750